CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the inclusion of our report dated April 15, 2008, relating to the December 31, 2006 consolidated financial statements of Emerald Dairy Inc. in this Registration Statement on Form S-1/A and to the reference to our Firm under the caption “Experts” in the Prospectus which is a part of such Registration Statement.

/S/ MURRELL, HALL, MCINTOSH & CO., PLLP

MURRELL, HALL, MCINTOSH & CO., PLLP

Oklahoma City, OK
November 5, 2008